                                                                   EXHIBIT 99.4c

                                SECOND AMENDMENT

                                       TO

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS  SECOND  AMENDMENT  TO  AGREEMENT  AND  PLAN OF  REORGANIZATION  (this
"AMENDMENT")  is made as of the 30th day of March  2006,  by and  between  MASON
STREET FUNDS,  INC.  ("MSF"),  a Maryland  corporation  and open-end series fund registered  under the Investment  Company Act of 1940 (the  "INVESTMENT  COMPANY
ACT"), on behalf of each Acquired Fund, each a separate series of MSF,  AMERICAN
CENTURY  MUTUAL FUNDS,  INC., a Maryland  corporation  and open-end  series fund registered  under the  Investment  Company Act ("ACMF"),  on behalf of the AC-MS
Small Cap Growth  Fund,  AC-MS Mid Cap Growth  Fund and AC Select  Fund,  each a separate  series of ACMF,  AMERICAN  CENTURY  INVESTMENT  TRUST, a Massachusetts
business trust  ("ACIT"),  on behalf of the AC-MS Select Bond Fund and the AC-MS
High-Yield Bond Fund,  each a separate  investment  portfolio of ACIT,  AMERICAN
CENTURY  CAPITAL  PORTFOLIOS,  INC., a Maryland  corporation and open-end series fund registered under the Investment  Company Act ("ACCP"),  on behalf of the AC
Equity Index Fund, a series of ACCP, AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS,
INC., a Maryland  corporation  and  open-end  series fund  registered  under the
Investment  Company Act  ("ACQEF"),  on behalf of the AC Equity  Growth  Fund, a series  of  ACQEF,  AMERICAN  CENTURY  WORLD  MUTUAL  FUNDS,  INC.,  a  Maryland
corporation and open-end series fund registered under the Investment Company Act
("AWMF"),  on  behalf  of the AC  International  Value  Fund,  a series of AWMF,
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS,  INC., a Maryland  corporation and open-end series fund registered under the Investment  Company Act ("ACSAA"),  on behalf of the AC Strategic  Allocation:  Moderate  Fund, a series of ACSAA,  and
AMERICAN CENTURY  MUNICIPAL  TRUST, a Massachusetts  business trust ("ACMT," and together with ACMF, ACIT, ACCP,  ACQEF,  AWMF, and ACSAA, the "AMERICAN  CENTURY
PARTIES," and each, individually, an "AMERICAN CENTURY PARTY"), on behalf of the
AC Long-Term Tax-Free Fund, an investment portfolio of ACMT.

                                    RECITALS

     WHEREAS,  MSF and each of the  American  Century  Parties  have  heretofore entered  into that  certain  Agreement  and Plan of  Reorganization  dated as of
December 14, 2005 (as amended by the First  Amendment  thereto dated January 23,
2006, the "REORGANIZATION AGREEMENT"), pursuant to which, INTER ALIA, the assets of each Acquired Fund shall be acquired by its  corresponding  Acquiring Fund in exchange for newly issued shares of such  Acquiring  Fund with a net asset value equal to that of the assets of such Acquiring Fund; and

     WHEREAS,  MSF and each of the American  Century Parties now desire to amend the  Reorganization  Agreement  in the  respects,  but  only  in  the  respects, hereinafter set forth.

     NOW, THEREFORE,  in consideration of the mutual agreements  hereinafter set forth, and for other good and valuable  consideration,  the receipt and adequacy of which are hereby

acknowledged,  and intending to be legally bound,  MSF, each Acquired Fund, each
American Century Party, and each Acquiring Fund hereby agree as follows:

     1.  AMENDMENTS.

     (a) Section  2(b) of the  Reorganization  Agreement  is hereby  amended and restated in its entirety as follows:

          B. LIABILITIES TO BE DISCHARGED.  The Acquired Fund will discharge all of its liabilities and obligations prior to the Closing Date other than the ordinary  course  liabilities  reflected in the  Acquired  Fund's net asset value incurred by the Acquired Fund prior to the Closing Date in connection with its on-going business operations  (including accrued fees and expenses and  payables  for  securities  purchased  or for share  redemptions)  (the
     "ACQUIRED  FUND  ORDINARY  COURSE  LIABILITIES").  Subject to receiving the requisite approval of the shareholders of the Acquired Fund, and subject to other terms and conditions  contained in this Agreement and on the basis of the  representations  and warranties  contained in this  Agreement,  on the
     Closing Date,  the Acquiring Fund shall assume and thereafter in due course pay and fully  satisfy,  discharge  or perform the Acquired  Fund  Ordinary
     Course Liabilities which consist of payables for securities purchased.  For avoidance of doubt,  the  Acquiring  Fund shall not assume or agree to pay, satisfy, discharge or perform any Acquired Fund Ordinary Course Liabilities other than those consisting of payables for securities purchased (including accrued  fees  and  expenses  and  payables  for  share  redemptions),  any contingent  liabilities,  or any liabilities arising under any plan adopted by the  Acquired  Fund under  Rule  12b-1  with  respect to the sale of the
     Acquired Fund's shares prior to the Closing Date.

     (b) The Reorganization  Agreement is hereby amended to add the following as new Section 5(l):

          l. PAYMENT OF UNASSUMED ACQUIRED FUND ORDINARY COURSE LIABILITIES. The
     Acquired  Fund will  discharge  all of its Acquired  Fund  Ordinary  Course
     Liabilities which have not been assumed by the Acquiring Fund under Section
     2 hereof as such  liabilities  become  due,  and will on the  Closing  Date establish  cash reserves in the amount of such  unassumed  and  outstanding
     Acquired Fund Ordinary Course Liabilities. For the avoidance of doubt, such cash  reserves  established  for such purpose shall not be  transferred  or conveyed to the Acquiring Fund under Section 2 hereof.

     (c) Clauses (i) and (iii) of Section 7(e) of the  Reorganization  Agreement
are hereby amended in their entirety to read, respectively, as follows:

               i.  a  certificate  or   certificates,   in  form  and  substance
          reasonably   satisfactory  to  the  Acquired  Fund,  executed  by  the
          President,  a Vice President or the Secretary of the relevant American
          Century Party on behalf of the Acquiring Fund, dated as of the Closing
          Date,  certifying that the conditions  specified in Sections 7(a), (b)
          and (d) have been fulfilled;

                                      -2-

               iii. an opinion of Willkie Farr & Gallagher LLP,  special counsel to the Acquiring Fund, in form and substance reasonably  acceptable to the  Acquired  Fund,  covering  such  matters  as  may  be  reasonably requested by the Acquired Fund and its counsel.

     (d) Sections 7(f)(A) and 8(g)(A) of the Reorganization Agreement are hereby amended to insert the phrase  "consisting of payables for securities  purchased"
immediately  following the term "Acquired Fund Ordinary  Course  Liabilities" in each instance where it appears therein.

     (e) Clause (i) of Section  8(e) of the  Reorganization  Agreement is hereby amended in its entirety to read as follows:

               i.  a  certificate  or   certificates,   in  form  and  substance
          reasonably  satisfactory  to  the  Acquiring  Fund,  executed  by  the
          President,  a Vice  President or the Secretary of MSF on behalf of the
          Acquired  Fund,  dated as of the  Closing  Date,  certifying  that the conditions  specified  in Sections  8(a),  (b),  (c) and (d) have been fulfilled;

     (f) Section  11(c) of the  Reorganization  Agreement  is hereby  amended to delete the reference to Shearman & Sterling LLP and to substitute  the following therefor:

                          Willkie Farr & Gallagher LLP
                          1875 K Street N.W.
                          Washington, DC  20006-1238
                          Attention:  Karrie H. McMillan, Esq.

     2. TERMINATION. Each Acquiring Fund agrees that the Acquired Funds will not be  terminated  as separate  series of MSF until such time as the Acquired  Fund
Ordinary  Course  Liabilities  which have not been assumed by the Acquiring Fund under Section 2 of the Reorganization have been discharged.

     3.  REAFFIRMATION  OF  REORGANIZATION  AGREEMENT.  This Amendment  shall be construed in connection with and as part of the  Reorganization  Agreement,  and except  as  modified  and  expressly  amended  by  this  Amendment,  all  terms, conditions and covenants  contained in the  Reorganization  Agreement are hereby ratified and shall be and remain in full force and effect.

     4. DEFINED TERMS.  Capitalized  terms used herein shall have the respective meanings ascribed thereto in the Reorganization  Agreement unless herein defined or the context shall otherwise require.

     5.  GOVERNING  LAW.  This  Amendment  shall be  construed  and  enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York

                                      -3-

applicable to agreements made and to be performed in said state,  without giving effect to the principles of conflict of laws thereof.

     6.  COUNTERPARTS.   This  Amendment  may  be  executed  in  any  number  of
counterparts,  each of which, when executed and delivered, shall be deemed to be an  original  but  all  such  counterparts  together  shall  constitute  but one instrument.

                         SIGNATURES ON FOLLOWING PAGES.

                                      -4-

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

ATTEST:                                   MASON STREET FUNDS, INC.
                                              On behalf of:
                                              MSF SMALL CAP GROWTH FUND
                                              MSF AGGRESSIVE GROWTH FUND
                                              MSF SELECT BOND FUND
                                              MSF HIGH YIELD BOND FUND
                                              MSF INDEX 500 FUND
                                              MSF LARGE CAP CORE FUND
                                              MSF INTERNATIONAL EQUITY FUND
                                              MSF ASSET ALLOCATION FUND
                                              MSF GROWTH FUND
                                              MSF MUNICIPAL BOND FUND

By: /s/ Christopher J. Menting            By: /s/ Mark G. Doll
    --------------------------------          ----------------------------------
    Christopher J. Menting                    Mark G. Doll
    Assistant Secretary                       President

                 AMERICAN CENTURY SIGNATURES ON FOLLOWING PAGE.

                                 SIGNATURE PAGE

            SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

ATTEST:                                  AMERICAN CENTURY MUTUAL FUNDS, INC.
                                           On behalf of:
                                           AC-MS SMALL CAP GROWTH FUND
                                           AC-MS MID CAP GROWTH FUND
                                           AC SELECT FUND

                                         AMERICAN CENTURY INVESTMENT TRUST
                                           On behalf of:
                                           AC-MS SELECT BOND FUND
                                           AC-MS HIGH-YIELD BOND FUND

                                         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                           On behalf of:
                                           AC EQUITY INDEX FUND

                                         AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC.
                                           On behalf of:
                                           AC EQUITY GROWTH FUND

                                         AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
                                           On behalf of:
                                           AC INTERNATIONAL VALUE  FUND

                                         AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                                           On behalf of:
                                           AC STRATEGIC ALLOCATION:  MODERATE FUND

                                         AMERICAN CENTURY MUNICIPAL TRUST
                                           On behalf of:
                                           AC LONG-TERM TAX-FREE FUND

By: /s/ David H. Reinmiller              By: /s/ William M. Lyons
    --------------------------------         ----------------------------------
    David H. Reinmiller                      William M. Lyons
    Assistant Secretary                      President